Forum Energy Technologies Announces
Fourth Quarter and Full Year 2014 Results
HOUSTON, TEXAS, February 11, 2015 - Forum Energy Technologies, Inc. (NYSE: FET) today announced fourth quarter 2014 revenue of $439 million, an increase of $45 million or 11%, from the fourth quarter 2013. Net income for the quarter was $46 million, or $0.49 per diluted share, compared to $35 million, or $0.36 per diluted share, for the prior year period. Excluding $0.01 per share of non-operational items, adjusted diluted earnings per share were $0.48 in the fourth quarter of 2014. See Table 1 for a reconciliation of GAAP to non-GAAP financial information.
Forum’s total revenue for the full year 2014 was a record $1.7 billion, an increase of $215 million or 14%, from 2013. Net income was a record $174 million, or $1.83 per diluted share. Excluding $0.02 per share of non-operational items, adjusted diluted earnings per share were $1.85 for the full year 2014. Free cash flow for the full year 2014 was a record $219 million, and adjusted EBITDA for the year excluding non-operational items was a record $340 million, or 19.5% of revenue. See Tables 2-5 for a reconciliation of GAAP to non-GAAP financial information.
Fourth Quarter Results by Segment
Drilling & Subsea
Drilling & Subsea segment revenue in the fourth quarter 2014 was $278 million, an increase of $17 million or 6%, from the fourth quarter 2013. The revenue improvement was due to the growth in sales of drilling equipment and downhole products driven by the higher level of drilling activity in North America compared to the prior year period.
Production & Infrastructure
Production & Infrastructure segment revenue in the fourth quarter 2014 was $161 million, an increase of $28 million or 21%, from the fourth quarter 2013. The segment experienced stronger demand for pressure pumping consumable products as activity increased substantially from the prior year period. The segment also benefited from higher sales of valves to the midstream transmission and petrochemical industries compared to the prior year.

Review and Outlook
Cris Gaut, Forum’s Chairman and Chief Executive Officer, remarked, "Forum had an excellent year in 2014. We delivered record financial results, strengthened our management team, and improved operational performance.
"We began to see the impact of lower oil prices on our operations late in the fourth quarter of 2014, with some customers deferring deliveries of completed drilling equipment and other capital items into 2015. New orders received by Forum in the fourth quarter were $420 million, resulting in a book to bill ratio of 96%.
"Our Drilling & Subsea segment fourth quarter 2014 revenue declined $29 million, or 10%, sequentially on customer delays in accepting delivery of drilling equipment and softer demand for consumable products across the segment. Operating income excluding non-operational items was $47 million, a decrease of 18% sequentially.
"The Production & Infrastructure segment experienced a sequential decrease in revenue of $1 million compared to the third quarter 2014. Operating income excluding non-operational items was $32 million, an increase of 9% sequentially, due to higher sales of pressure pumping consumables.
“Forum repurchased 4.4 million shares of common stock in the fourth quarter for $100 million, which was funded from cash flow.
“This year will be quite a challenge for all industry participants. We have a high weighting of consumable products and capital equipment with a short sales cycle. As a result, we have begun to take steps to reduce our costs in anticipation of a sharp reduction in oil service activity and have taken a $3 million restructuring charge associated with these cost reductions in the fourth quarter.
"Forum expects diluted earnings per share for the first quarter 2015 of $0.27 to $0.33.
"For 2015, we remain focused on generating free cash flow, protecting margins, improving operational performance, and executing our acquisition strategy. In that regard, we are pleased with our recent acquisition of J-Mac, a manufacturer of pressure pumping equipment and consumable products, which will begin to contribute to our results in the first quarter."
Recent Events
Forum rated #1 for downhole drilling equipment and for cementing equipment in the EnergyPoint Research 2014 Oilfield Products & Services Customer Satisfaction Survey.
Forum received an order from Akastor Offshore to supply a third Subsea Orientation Equipment System (SOES). Forum’s custom designed SOES 3, the latest generation system, is designed for operation from an offshore support vessel for the installation of subsea wellhead equipment.

Forum opened its new pressure pumping consumable equipment manufacturing facility near Corpus Christi, Texas.
During the first quarter 2015, Forum acquired J-Mac Tool, Inc. (J-Mac). Located in Fort Worth, Texas, J-Mac manufactures high quality hydraulic fracturing pumps, power ends, fluid ends, and other accessories. J-Mac also provides repair and refurbishment services for power ends and fluid ends at its main Fort Worth facility and at service centers located in the Eagle Ford and Permian basins.

Conference Call Information
Forum's conference call is scheduled for February 12, 2015 at 9:00 AM CDT. During the call, the Company intends to discuss fourth quarter 2014 results. To participate in the earnings conference call, please call 888-680-0865 within North America, or 617-213-4853 outside of North America. The access code is 30596102. The call will also be broadcast through the Investor Relations link on Forum’s website at www.f-e-t.com. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. A replay of the call will be available for two weeks after the call and may be accessed by dialing 888-286-8010 within North America, or 617-801-6888 outside of North America. The access code is 52266840.

Forum Energy Technologies is a global oilfield products company, serving the subsea, drilling, completion, production and infrastructure sectors of the oil and natural gas industry. The Company’s products include highly engineered capital equipment as well as products that are consumed in the drilling, well construction, production and transportation of oil and natural gas. With over 3,700 employees, Forum is headquartered in Houston, TX with manufacturing and distribution facilities strategically located around the globe. For more information, please visit www.f-e-t.com.

Forward Looking Statements and Other Legal Disclosure
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the company, including any statement about the company's future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, new product development activities, costs and other guidance included in this press release.

These statements are based on certain assumptions made by the company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Among other things, these include the volatility of oil and natural gas prices, oilfield development activity levels, the availability of raw materials and specialized equipment, the company's ability to deliver backlog in a timely fashion, the availability of skilled and qualified labor, competition in the oil and gas industry, governmental regulation and taxation of the oil and natural gas industry, the company's ability to implement new technologies and services, the availability and terms of capital, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the company's business, and other important factors that could cause actual results to differ materially from those projected as described in the company's filings with the Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which such statement is made and the company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Contact
Mark Traylor - Vice President, Investor Relations & Planning
281.368.1108
mark.traylor@f-e-t.com

Media Contact
Donna Smith - Director, Marketing & Communications
281.949.2514
donna.smith@f-e-t.com

Forum Energy Technologies, Inc.
Condensed consolidated statements of income
(Unaudited)

	Three months ended
	December 31,		September 30,
(in millions, except per share information)	2014	2013	2014
Revenue	$438.7	$393.7	$468.8
Total operating expenses	381.1	340.8	399.5
Earnings from equity investment	7.2	4.4	6.7
Operating income	64.8	57.3	76.0
Other expense
Interest expense	6.7	7.5	7.7
Loss (gain) on foreign exchange and other, net	(3.6)	1.1	(5.2)
Profit before income taxes	61.7	48.7	73.5
Provision for income tax expense	15.7	14.1	21.3
Net income	46.0	34.6	52.2
Less: Net income attributable to noncontrolling interest	—	—	—
Net income attributable to common stockholders (1)	$46.0	$34.6	$52.2

Weighted average shares outstanding
Basic	92.4	91.7	93.3
Diluted	94.7	94.9	96.2

Earnings per share
Basic	$0.50	$0.38	$0.56
Diluted	$0.49	$0.36	$0.54

(1) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated statements of income
(Unaudited)

	Year Ended December 31,
(in millions, except per share information)	2014	2013
Revenue	$1,739.7	$1,524.8
Total operating expenses	1,496.9	1,322.5
Earnings from equity investment	25.2	7.3
Operating income	268.0	209.6
Other expense
Interest expense	29.9	18.3
Loss (gain) on foreign exchange and other, net	(4.3)	3.1
Deferred loan costs written off	—	2.1
Profit before income taxes	242.4	186.1
Provision for income tax expense	68.1	56.5
Net income	174.3	129.6
Less: Net income attributable to noncontrolling interest	—	—
Net income attributable to common stockholders (1)	$174.3	$129.6

Weighted average shares outstanding
Basic	92.6	90.7
Diluted	95.3	94.6

Earnings per share
Basic	$1.88	$1.43
Diluted	$1.83	$1.37

(1) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated balance sheets
(Unaudited)

(in millions of dollars)	December 31, 2014	December 31, 2013
Assets
Current assets
Cash and cash equivalents	$76.6	$39.6
Other current assets	814.8	769.9
Total current assets	891.4	809.5
Property and equipment, net of accumulated depreciation	190.0	180.3
Goodwill and other intangibles, net	1,070.2	1,097.7
Investment in unconsolidated subsidiary	49.7	60.3
Other long-term assets	16.6	21.1
Total assets	$2,217.9	$2,168.9
Liabilities and Equity
Current liabilities
Current portion of long-term debt	$0.8	$1.0
Other current liabilities	281.4	218.9
Total current liabilities	282.2	219.9
Long-term debt, net of current portion	428.0	512.1
Other long-term liabilities	111.7	105.9
Total liabilities	821.9	837.9
Total stockholders’ equity	1,395.4	1,330.4
Noncontrolling interest in subsidiary	0.6	0.6
Total equity	1,396.0	1,331.0
Total liabilities and equity	$2,217.9	$2,168.9

Forum Energy Technologies, Inc.
Condensed consolidated cash flow information
(Unaudited)
	Year Ended December 31,
(in millions of dollars)	2014	2013
Cash flows from operating activities
Net income	$174.3	$129.6
Depreciation and amortization	65.1	60.7
Other, primarily working capital	30.6	21.1
Net cash provided by operating activities	$270.0	$211.4
Cash flows from investing activities
Capital expenditures for property and equipment	$(53.8)	$(60.3)
Proceeds from sale of business, property and equipment	12.2	1.0
Acquisition of businesses, net of cash acquired	(38.3)	(229.7)
Return of investment from unconsolidated subsidiary	9.2	—
Net cash used in investing activities	$(70.7)	$(289.0)
Cash flows from financing activities
Repayment of long-term debt	$(99.6)	$(716.1)
Issuance of Senior Notes	—	403.3
Borrowings of long-term debt, including borrowings due to acquisitions	15.4	405.0
Repurchase of common stock	(96.5)	(4.3)
Payment of contingent consideration	—	(11.4)
Other	18.7	0.5
Net cash provided by (used in) financing activities	$(162.0)	$77.0
Effect of exchange rate changes on cash	(0.3)	(0.9)
Net decrease in cash and cash equivalents	$37.0	$(1.5)

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported			As Adjusted (5)
	Three months ended			Three months ended
(in millions of dollars)	December 31, 2014	December 31, 2013	September 30, 2014	December 31, 2014	December 31, 2013	September 30, 2014
Revenue
Drilling & Subsea	$278.1	$261.3	$307.4	$278.1	$261.3	$307.4
Production & Infrastructure	160.8	132.6	161.7	160.8	132.6	161.7
Eliminations	(0.2)	(0.2)	(0.3)	(0.2)	(0.2)	(0.3)
Total revenue	$438.7	$393.7	$468.8	$438.7	$393.7	$468.8

Operating income
Drilling & Subsea	$45.9	$45.2	$57.9	$47.4	$46.2	$57.9
Operating income margin %	16.5%	17.3%	18.8%	17.0%	17.7%	18.8%
Production & Infrastructure (1)	32.3	20.9	29.8	32.4	21.1	29.8
Operating income margin %	20.1%	15.7%	18.4%	20.1%	15.9%	18.4%
Corporate	(12.3)	(7.9)	(10.2)	(10.8)	(7.9)	(10.2)
Total Segment operating income	65.9	58.2	77.5	69.0	59.4	77.5
Other items not in segment operating income (2)	(1.1)	(0.9)	(1.5)	(1.1)	(0.4)	—
Total operating income	$64.8	$57.3	$76.0	$67.9	$59.0	$77.5
Operating income margin %	14.8%	14.6%	16.2%	15.5%	15.0%	16.5%

EBITDA (3)
Drilling & Subsea	$60.7	$56.2	$74.6	$58.0	$58.1	$70.0
Percentage of D&S revenue %	21.8%	21.5%	24.3%	20.9%	22.2%	22.8%
Production & Infrastructure	35.2	24.0	32.8	35.5	24.5	32.9
Percentage of P&I revenue %	21.9%	18.1%	20.3%	22.1%	18.5%	20.3%
Corporate	(11.2)	(6.9)	(8.1)	(9.6)	(6.9)	(8.1)
Other items (4)	—	(0.5)	(1.5)	—	—	—
Total EBITDA	$84.7	$72.8	$97.8	$83.9	$75.7	$94.8
Percentage of total revenue %	19.3%	18.5%	20.9%	19.1%	19.2%	20.2%

(1) Includes earnings from equity investment.
(2) Includes transaction expenses and gain/(loss) on sale of assets.
(3) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(4) Includes transaction expenses.
(5) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported		As Adjusted (5)
	Year ended December 31,		Year ended December 31,
(in millions of dollars)	2014	2013	2014	2013
Revenue
Drilling & Subsea	$1,126.6	$940.8	$1,126.6	$940.8
Production & Infrastructure	614.4	585.5	614.4	585.5
Eliminations	(1.3)	(1.5)	(1.3)	(1.5)
Total revenue	$1,739.7	$1,524.8	$1,739.7	$1,524.8

Operating income
Drilling & Subsea	$201.2	$155.9	$202.8	$163.1
Operating income margin %	17.9%	16.6%	18.0%	17.3%
Production & Infrastructure (1)	112.6	86.5	113.0	87.4
Operating income margin %	18.3%	14.8%	18.4%	14.9%
Corporate	(41.9)	(29.5)	(40.1)	(29.1)
Total Segment operating income	271.9	212.9	275.7	221.4
Other items not in segment operating income (2)	(3.9)	(3.3)	(0.8)	(0.7)
Total operating income	$268.0	$209.6	$274.9	$220.7
Operating income margin %	15.4%	13.7%	15.8%	14.5%

EBITDA (3)
Drilling & Subsea	$252.9	$197.4	$249.3	$206.8
Percentage of D&S revenue %	22.4%	21.0%	22.1%	22.0%
Production & Infrastructure	124.1	99.2	125.4	101.2
Percentage of P&I revenue %	20.2%	17.0%	20.4%	17.3%
Corporate	(36.5)	(28.9)	(34.9)	(26.4)
Other items (4)	(3.1)	(2.6)	—	—
Total EBITDA	$337.4	$265.1	$339.8	$281.6
Percentage of total revenue %	19.4%	17.4%	19.5%	18.5%

(1) Includes earnings from equity investment.
(2) Includes transaction expenses, loss on sale of business and gain/(loss) on sale of assets.
(3) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(4) Includes transaction expenses and loss on sale of business.
(5) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)

Table 1 - Adjusting items
	Three months ended
	December 31, 2014			December 31, 2013			September 30, 2014
(in millions, except per share information)	Operating income	EBITDA (1)	Diluted EPS	Operating income	EBITDA (1)	Diluted EPS	Operating income	EBITDA (1)	Diluted EPS
As reported	$64.8	$84.7	$0.49	$57.3	$72.8	$0.36	$76.0	$97.8	$0.54
% of revenue	14.8%	19.3%		14.6%	18.5%		16.2%	20.9%
Restructuring charges	3.1	3.1		1.2	1.2		—	—
Transaction expenses	—	—		0.5	0.5		1.5	1.5
Loss (gain) on foreign exchange, net (2)	—	(3.9)		—	1.2		—	(4.5)
As adjusted (1)	$67.9	$83.9	$0.48	$59.0	$75.7	$0.39	$77.5	$94.8	$0.52
% of revenue	15.5%	19.1%		15.0%	19.2%		16.5%	20.2%

Table 2 - Adjusting items
	Year ended
	December 31, 2014			December 31, 2013
(in millions, except per share information)	Operating income	EBITDA (1)	Diluted EPS	Operating income	EBITDA (1)	Diluted EPS
As reported	$268.0	$337.4	$1.83	$209.6	$265.1	$1.37
% of revenue	15.4%	19.4%		13.7%	17.4%
Restructuring charges	3.8	3.8		7.7	9.8
Transaction expenses	2.3	2.3		3.4	3.4
Loss on sale of business	0.8	0.8		—	—
Loss (gain) on foreign exchange, net (2)	—	(4.5)		—	3.3
As adjusted (1)	$274.9	$339.8	$1.85	$220.7	$281.6	$1.50
% of revenue	15.8%	19.5%		14.5%	18.5%

(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating income and adjusted Diluted EPS is useful to the Company's investors because (i) EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions and (ii) each of adjusted EBITDA, adjusted operating income and adjusted Diluted EPS is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company's normal operating results. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) Loss (gain) on foreign exchange, net primarily relates to the translation of U.S. dollar denominated receivables for reporting purposes only and have no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)

Table 3 - Adjusting items
	Three months ended
(in millions of dollars)	December 31, 2014	December 31, 2013	September 30, 2014
EBITDA reconciliation (1)
Net income attributable to common stockholders	$46.0	$34.6	$52.2
Interest expense	6.7	7.5	7.7
Depreciation and amortization	16.3	16.6	16.6
Income tax expense	15.7	14.1	21.3
EBITDA	$84.7	$72.8	$97.8

Table 4 - Adjusting items
	Year ended
(in millions of dollars)	December 31, 2014	December 31, 2013
EBITDA reconciliation (1)
Net income attributable to common stockholders	$174.3	$129.6
Interest expense	29.9	18.3
Depreciation and amortization	65.1	60.7
Income tax expense	68.1	56.5
EBITDA	$337.4	$265.1

(1) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community.

Table 5 - Adjusting items
	Year ended
(in millions of dollars)	December 31, 2014	December 31, 2013
Free cash flow, before acquisitions, reconciliation (2)
Net cash provided by operating activities	$270.0	$211.4
Capital expenditures for property and equipment	(53.8)	(60.3)
Proceeds from sale of property and equipment	2.7	1.0
Free cash flow, before acquisitions	$218.9	$152.1

(2) The Company believes free cash flow, before acquisitions is an important measure because it encompasses both profitability and capital management in evaluating results.

Forum Energy Technologies, Inc.
Supplemental schedule - Product line revenue
(Unaudited)
	Year ended December 31,
(in millions of dollars)	2014		2013
Revenue:	$	%	$	%
Drilling Technologies	$614.8	35.4%	$462.4	30.3%
Subsea Technologies	321.0	18.5%	316.4	20.8%
Downhole Technologies	190.8	11.0%	162.0	10.6%
Drilling & Subsea	1,126.6	64.9%	940.8	61.7%

Production Equipment	228.8	13.1%	251.4	16.5%
Valve Solutions	207.4	11.9%	211.2	13.8%
Flow Equipment	178.2	10.2%	122.9	8.1%
Production & Infrastructure	614.4	35.2%	585.5	38.4%
Eliminations	(1.3)	(0.1)%	(1.5)	(0.1)%
Total Revenue	$1,739.7	100.0%	$1,524.8	100.0%